UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

KYMERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39460	81-2992166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kymera Therapeutics, Inc.

500 North Beacon Street, 4th Floor
Watertown, Massachusetts 02472
(Address of principal executive offices, including zip code)

(857) 285-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KYMR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 28, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Kymera Therapeutics, Inc. (the “Company”), the Board appointed Felix J. Baker, Ph.D. to join the Board, effective March 28, 2024. Dr. Baker will serve as a Class II director until his term expires at the 2025 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders. The Board determined that Dr. Baker is independent under the listing standards of Nasdaq. Dr. Baker was also appointed to serve as the Lead Independent Director of the Board. The Board has not determined which, if any, committee or committees of the Board Dr. Baker will join.

Dr. Baker is a managing member of the general partner of Baker Bros. Advisors LP (“BBA”). On January 9, 2024, Baker Brothers Life Sciences, L.P. (“BBLS”) and 667, L.P. (“667”), which collectively hold five percent or more of the Company’s capital stock, purchased an aggregate of 4,950,495 pre-funded warrants of the Company in connection with an underwritten public offering. The pre-funded warrants were purchased at a price of $25.2499 per warrant and are each exercisable for one share of common stock at an exercise price of $0.0001 per share. The pre-funded warrants may be exercised at any time until all of the pre-funded warrants are exercised in full, subject to certain beneficial ownership limitations set forth in the pre-funded warrants, which form has been filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2024. BBA is the management company and investment adviser to 667 and BBLS and may be deemed to beneficially own all shares held by 667 and BBLS. Dr. Baker, as a managing member of the general partner of BBA, has voting and investment power over the shares held by each of 667 and BBLS. There are no other transactions in which Dr. Baker had or will have any direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Dr. Baker will receive compensation for his Board service in accordance with the Company’s Non-Employee Director Compensation Policy, as amended. Dr. Baker was granted an option to purchase 32,000 shares of common stock of the Company with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on March 28, 2024. The shares subject to the option vest in equal monthly installments over a three-year period commencing on March 28, 2024. In accordance with the Company’s non-employee director compensation policy, as amended, commencing in 2025, Dr. Baker will also be eligible to receive an annual stock option grant to purchase 16,000 shares of our common stock, as well as annual cash retainer of $60,000 for serving as Lead Independent Director of the Board. There are no arrangements or understandings between Dr. Baker and any other persons pursuant to which he was selected as a director. In addition, Dr. Baker has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kymera Therapeutics, Inc.

Date: April 1, 2024	By:	/s/ Nello Mainolfi
Nello Mainolfi, Ph.D.
Founder, President and Chief Executive Officer